Exhibit 99.1

150 York Street, Suite 1800 Toronto, Ontario M5H 3S5 Telephone: 416-644-8100 Facsimile: 416-644-0270 www.northernsi.com www.enorthern.com

July 23, 2007

Strictly Private & Confidential

Yukon Gold Corporation, Inc.
55 York Street, Suite 401
Toronto, Ontario
M5J 1R7

Attention:	Paul Gorman, CEO and Director

Subject:	Private Placement of Units and Flow-Through Units

Dear Sir:

Subject to the terms and conditions contained herein, Northern Securities Inc. (the “Underwriter”, which term includes each member of a syndicate arranged by Northern if a syndicate is arranged, or “Northern”) would be pleased to act on behalf of Yukon Gold Corporation, Inc. (the “Corporation”) as underwriter in connection with a private placement of $2,800,000 consisting of $1,500,000 of Units and $1,300,000 of Flow-Through Units (the “Offering”), issued by the Corporation, on a firm underwriting basis pursuant to the general terms, conditions and definitions (subject to all necessary regulatory, stock exchange and shareholder approvals as appropriate) set out in this letter and the term sheet attached as Schedule “A”.

The purpose of this letter is to set forth our mutual understanding of the terms of our engagement by the Corporation.

Northern and the Corporation agree to the following terms and conditions:

1. Underwriting Agreement:

The Underwriter and the Corporation shall prior to the closing (“Closing”) of the Offering negotiate an underwriting agreement which shall supersede this agreement and which shall incorporate the terms and conditions hereof and contain due diligence out, market out, disaster out and material change out provisions and such additional representations, warranties, covenants, indemnities, contribution provisions and conditions as the Underwriter and the Corporation considers necessary. Notwithstanding the foregoing, unless and until an underwriting agreement is executed and delivered, neither the Corporation nor Northern shall have an obligation to complete the Offering but the terms and conditions of paragraphs 2, 3, 6, 7, 8 and 9 below shall be binding on the parties.

2. Due Diligence:

The Corporation shall allow the Underwriter and its representatives to conduct all due diligence investigations, which the Underwriter may reasonably require to fulfill its obligations as Underwriter. Such due diligence shall be to the complete satisfaction of the Underwriter prior to the Closing of the Offering. Northern may terminate this agreement at any time if, in its sole discretion, the findings of its due diligence investigation are not to its complete satisfaction.

3. Syndication:

Northern may syndicate the Offering, after discussion with the Corporation and subject to the Corporation’s approval of the identity of syndicate members, such consent not to be unreasonably withheld.

4. Restriction on Subsequent Financings:

The Corporation will agree not to issue or announce any intention to issue any common shares or any securities convertible, exchangeable or exercisable into common shares during the period commencing on the date of execution of this letter and ending ninety days following the Closing of the Offering, without written consent from Northern, which consent may not be unreasonably withheld. For greater certainty, this Section 4 does not prohibit the issuance of common shares pursuant to the exercise of options or warrants of the Corporation that were issued and outstanding prior to the Closing of the Offering.

5. Additional Rights

Subsequent to the closing of the Offering (the “Closing”), Northern shall have the right to a minimum 50% syndicate participation for any brokered offering of securities by the Corporation (“Subsequent Offering”) for a period beginning on the date of the Closing until the earlier of: (i) such time Northern has participated in $8 million of gross proceeds to the Corporation pursuant to such Subsequent Offerings or (ii) July 30, 2009.

6. Costs and Expenses:

Whether or not the Offering is completed, offering costs and expenses are to be borne by the Corporation, including the fees and disbursements of Northern's designated legal counsel. The provisions of this section 6 shall survive termination of this agreement and shall continue in full force and effect to the benefit of Northern. Legal fees incurred by Northern’s counsel pertaining to this Offering (“Northern’s Legal Fees”) shall not exceed $20,000 (excluding GST).

7. Currency:

All amounts are in Canadian dollars unless otherwise stated.

8. Indemnity:

The provisions of Schedule “B” attached are incorporated herein by reference and form part of this agreement. Such provisions shall survive completion of the Offering or termination of this agreement and shall continue in full force and effect to the benefit of Northern.

9. Legal:

This agreement shall be governed by the laws of Ontario and the laws of Canada applicable therein.

If the foregoing accurately reflects your understanding of the terms of the Offering, please execute this letter where indicated below and return a copy to Northern Securities Inc., Suite 1800, 150 York Street, Toronto, Ontario, M5H 3S5, Attention: Vic Alboini, facsimile number: (416) 644-0271, whereupon this letter shall become a binding agreement between us.

This offer is open for acceptance until 8 a.m. (Toronto time) on July 24th, 2007.

Yours very truly,

NORTHERN SECURITIES INC.

Per:	/s/ Vic Alboini
Vic Alboini
Chairman & C.E.O

We hereby agree to the foregoing.

DATED this 23rd day of July, 2007

YUKON GOLD CORPORATION, INC.

Per:	/s/ Paul Gorman
Paul Gorman
C.E.O & Director

SCHEDULE "A"
TERM SHEET
PRIVATE PLACEMENT OF UNITS AND FLOW-THROUGH UNITS

Issuer:	Yukon Gold Corporation, Inc. (the “Corporation”).

Offering:	Private Placement of Units and Flow-Through Units (the “Offering”).

Size of the Offering:	$2,800,000, of which, not less than $1,500,000 shall be Units.

Underwriter:	Northern Securities Inc. (the “Underwriter”, which term includes each member of an underwriting syndicate arranged by Northern, if any, or “Northern”)

Underwriting Basis:
Northern will act as underwriter of the Offering on a firm underwriting basis, subject to the terms and conditions herein, provided that such firm underwriting may be provided by an affiliated or related party of the Underwriter and the Underwriter may arrange for substitute purchasers prior to closing.

Unit:	Each Unit will consist of one non-flow through common share (“Common Share”) and one half of a Common Share purchase warrant (“Warrant”).

Unit Issue Price:	$0.45 per Unit.

Warrant:	Each whole Warrant will be exercisable into one Common Share for a period of 24 months from Closing at an exercise price of $0.60 per share.

Flow-Through Unit:	Each Flow-Through Unit will consist of one flow-through common share (“Flow-Through Common Share”) and one half a Common Share purchase warrant (“Flow-Through Warrant”).

Flow-Through Unit Issue Price:	$0.52 per Flow-Through Unit.

Flow-Through Warrant:	Each whole Flow-Through Warrant will be exercisable into one Common Share for a period of 24 months from Closing at an exercise price of $0.70 per share

Flow-Through Income Tax Considerations:
The Corporation shall, pursuant to the provisions in the Income Tax Act (Canada), incur Canadian Exploration Expenses (as defined in the Tax Act) after the Closing Date and prior to December 31, 2008 in the aggregate amount of not less than the gross proceeds raised from the sale of Flow-Through Units pursuant to the Offering.

Use of Proceeds:
The proceeds of the Units shall be used for working capital and general corporate purposes. The gross proceeds of the Flow-Through Units shall be used to incur Canadian Exploration Expenses (as defined in the Tax Act) after the Closing Date and prior to December 31, 2008.

Offering Jurisdictions:	Each of the Provinces of Canada, other than Quebec and the Yukon, and those jurisdictions outside Canada (other than the United States) as agreed to by the Corporation and the Underwriter.

Resale Restrictions:
The securities issued in the Offering will not be qualified for sale to the public by way of a prospectus. Accordingly, such securities will be subject to a resale restriction period of four months plus one day from Closing, and such other re-sale restrictions as may be applicable under U.S. law.

Over-Allotment Option:
The Corporation will grant the Underwriter an over-allotment option (“Over-Allotment Option”) to purchase up to $500,000 of Units and/or Flow-Through Units. The Over-Allotment Option may be exercised within 60 days of Closing.

Due Diligence Work Fee:	A $75,000 (plus GST) due diligence work fee payable upon Closing.

Commission:
8% of the aggregate gross proceeds of the Offering, payable at Closing. In addition, the Corporation will issue to the Underwriter at Closing Unit Broker Warrants equal to 8% of the Units sold pursuant to the Offering and Flow-Through Unit Broker Warrants equal to 8% of the Flow-Through Units sold pursuant to the Offering. Each Unit Broker Warrant will be exercisable into one Unit at the Unit Issue Price at any time prior to the date that is 24 months from the closing of the Offering. Each Flow-Through Unit Broker Warrant will be exercisable into one Common Share and one half of one Flow-Through Warrant at the Flow-Through Unit Issue Price and at any time prior to the date that is 24 months from the closing of the Offering.

Closing:
A closing of the Offering shall be completed by Northern and accepted by the Corporation on or before the close of business on August 3, 2007 or such other date as agreed to by Northern and the Corporation, each party acting reasonably.

SCHEDULE “B”
INDEMNITY

Yukon Gold Corporation, Inc. (the "Indemnitor") hereby agrees to indemnify and hold Northern Securities Inc. (the "Underwriter") harmless from and against any and all expenses, losses (other than losses of profits, or remuneration of the Personnel (as hereinafter defined)), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims, provided that the Indemnitor has consented to such settlement), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim to which the Underwriter may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Underwriter or otherwise in connection with the matters referred to in the letter agreement of which this indemnity forms part, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Underwriter or its Personnel have been negligent, exercised bad faith, contravened any applicable law, were dishonest or acted fraudulently in the course of such performance; and

(ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were caused by the acts or omissions referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Underwriter or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Underwriter as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Underwriter on the other hand but also the relative fault of the Indemnitor and the Underwriter, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Underwriter as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Underwriter pursuant to the letter agreement of which this indemnity forms part.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Underwriter by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Underwriter, and any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Underwriter, the Underwriter shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriter for its actual costs incurred in respect of the time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt by Underwriter or any of the Personnel of, or the communication of, any claim, action, legal proceeding or investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriter or such other party shall notify the Indemnitor thereof, the Indemnitor shall assume the investigation and defence or contestation thereof and shall employ counsel satisfactory to the Underwriter, acting reasonably, and neither the Underwriter nor any Personnel shall incur any expenses as regards such claim, action, legal proceeding or investigation (including payments in settlement thereof), including any investigation for which the Indemnitor would be liable to indemnify the Underwriter or any Personnel, without the Indemnitor's prior written consent. The Underwriter and the Personnel will provide all necessary assistance to the Indemnitor in connection with such investigation, defence or contestation. Notwithstanding the foregoing, the Underwriter will be entitled to employ counsel separate from counsel to the Indemnitor if counsel retained by the Indemnitor and the Underwriter have both advised (or in the event of a dispute between such counsel, a court of competent jurisdiction has determined) that representation of both parties by the same counsel would be inappropriate because there may be legal defences available to the Underwriter which are different from or in addition to those available to the Indemnitor (in which event and to that extent, the Indemnitor shall not have the right to assume or direct the defence on the Underwriter’s behalf) or that there is a conflict of interest between the Indemnitor and the Underwriter (in which event the Indemnitor shall not have the right to assume or direct the defence on the Underwriter’s behalf).

No admission of liability shall be made by any indemnified party and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without the Indemnitor's consent, such consent not to be unreasonably withheld. No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the indemnified parties affected. In the event that an indemnified party withholds its consent in respect of a settlement that is acceptable to the Indemnitor and the claimant, and under the terms of such proposed settlement the indemnified party was to be fully indemnified and held harmless, then the Indemnitor shall not have any liability hereunder to the indemnified party for the amount of any final settlement or judgement award in excess of the settlement offer rejected by such indemnified party and the indemnified party shall indemnify and save harmless the Indemnitor for all costs and expenses incurred by the Indemnitor in subsequent prosecution of the matter after the aforesaid rejected settlement offer, and for all losses, claims, damages, or liabilities incurred or awarded upon a final determination of the matter in excess of the aforesaid rejected settlement offer.

The foregoing obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the directors, officers, employees, sub-agents and shareholders of the Underwriter (the "Personnel") and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Underwriter and any of the Personnel of the Underwriter. The foregoing provisions shall survive the completion of professional services rendered under the letter agreement of which this indemnity forms part or any termination of the authorization given by such letter agreement.